UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2016

AMERICAN HOMES 4 RENT
(Exact name of registrant as specified in its charter)

Maryland	001-36013	46-1229660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30601 Agoura Road, Suite 200 Agoura Hills, California		91301
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (805) 413-5300
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On November 10, 2016, American Homes 4 Rent (the “Company”) and American Homes 4 Rent, L.P., the Company’s operating partnership (the “Operating Partnership”) entered into a sales agreement (the “Sales Agreement”) with FBR Capital Markets & Co., BTIG, LLC, Cantor Fitzgerald & Co., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co., Jefferies LLC, JMP Securities LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets LLC and Wells Fargo Securities, LLC, as sales agents (collectively, the “Sales Agents”).
Under the terms of the Sales Agreement, the Company may issue and sell from time to time through or to the Sales Agents its Class A common shares of beneficial interest, $0.01 par value per share (the “Class A Common Shares”), having an aggregate offering price of up to $400.0 million (the “Securities”)
The Securities will be offered and sold through the Sales Agents over a period of time and from time to time in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. The Sales Agents, subject to mutual agreement among the Sales Agents and the Company, may also sell Securities by any other method permitted by law, including, but not limited to, privately negotiated transactions. The Sales Agents are not required to sell any specific number or dollar amount of the Securities, but each Sales Agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices to sell such Securities up to the amount specified, and otherwise in accordance with mutually agreed terms among the Sales Agents and the Company. The Company has no obligation to sell any Securities under the Sales Agreement, and, upon giving prior written notice to the Sales Agents, may at any time suspend the offering of the Securities under the Sales Agreement or terminate the Sales Agreement. Each Sales Agent will be paid compensation that will not exceed 2.0% of the gross sales price per share for any Securities sold through it.
The Company intends to contribute the net proceeds from the sale of the Securities to its Operating Partnership, which intends to subsequently use such net proceeds (i) to repay indebtedness the Company has incurred or expects to incur under its revolving credit facility and term loan facility, (ii) to acquire and renovate single-family properties and for related activities in accordance with the Company’s business strategy, and (iii) for working capital and general corporate purposes.
The Securities will be issued pursuant to the Company’s automatic shelf registration statement filed with the Securities and Exchange Commission on August 7, 2014 (File No. 333-197921), a base prospectus, dated August 7, 2014, included as part of the registration statement, and a prospectus supplement, dated November 10, 2016, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.
The foregoing description of the material terms of the Sales Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement. A copy of the Sales Agreement is attached to this report as Exhibit 1.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

1.1
Sales Agreement dated November 10, 2016, by and among the Company, the Operating Partnership and FBR Capital Markets & Co., BTIG, LLC, Cantor Fitzgerald & Co., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co., Jefferies LLC, JMP Securities LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets LLC and Wells Fargo Securities, LLC.*

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Class A Common Shares.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

* Exhibits and schedules to this agreement have been omitted and will be furnished supplementally upon request of the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2016		AMERICAN HOMES 4 RENT

	By:	/s/ Stephanie Heim
Stephanie Heim
Senior Vice President - Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1
Sales Agreement dated November 10, 2016, by and among the Company, the Operating Partnership and FBR Capital Markets & Co., BTIG, LLC, Cantor Fitzgerald & Co., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co., Jefferies LLC, JMP Securities LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets LLC and Wells Fargo Securities, LLC.*

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Class A Common Shares.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

* Exhibits and schedules to this agreement have been omitted and will be furnished supplementally upon request of the SEC.